UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On April 30, 2014, Pepco Holdings, Inc. provided the following fact sheet to its employees.

Employee Fact Sheet

Creating the Leading Mid-Atlantic Electric and Gas Utility

Exelon Corporation (NYSE: EXC) and Pepco Holdings Inc. (NYSE: POM) today announced that they have signed a definitive agreement to combine the two companies in an all-cash transaction. The agreement, which has been unanimously approved by both companies’ boards of directors, brings together Exelon’s three top-performing electric and gas utilities – BGE, ComEd and PECO – and Pepco Holdings’ electric and gas utilities – Atlantic City Electric, Delmarva Power and Pepco – to create the leading Mid-Atlantic electric and gas utility.

About Exelon

Exelon Corporation is the nation’s leading diversified energy company

Headquarters:	Chicago
Revenue in 2013:	~23.5 billion
Assets in 2013:	$79.9 billion
Employees:	26,000
Operations:	47 States

•	The Exelon family of companies participates in every stage of the energy business, from generation to competitive energy sales to transmission to delivery.

•	Exelon was the No. 1 ranked U.S. and global electric utility on Platts’ Top 250 Global Energy Companies list in 2012.

•	It ranked No. 1 on Public Utilities Fortnightly’s list of the 40 Best Energy Companies in 2013.

Frequently Asked Questions

Q1. How will this transaction impact employees?

A1. For the vast majority of employees, it will be business as usual, even after the completion of the combination there will be very little if any change in your day-to-day job. Our operating companies will continue to be locally managed, which is consistent with the approach Exelon has taken with its other utility holdings.

Exelon has committed to no involuntary merger-related job losses at the utilities for two years following closing. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees would be provided with an appropriate severance package based on years of service to the company. In the coming weeks, we will be talking to all employees to explain details that we know will be important to you.

It is worth noting that Exelon values the same things we do: safety, integrity, diversity, respect, corporate citizenship, accountability and continuous improvement. It is apparent that our two cultures are well aligned. Longer term, there will be increased opportunities as a result of being part of a larger, stronger company.

Q2. Why are we selling the company?

A2. The transaction is an endorsement of your hard work over the past several years and the dramatic improvements you have made to system reliability, customer service and outage restoration – and that is something that we should all be proud of. Exelon is clearly impressed with our focus on operational excellence, customer satisfaction and safety, and made an offer that the Board had to evaluate. Ultimately, the Board concluded Exelon’s offer would deliver the best value to our shareholders and provide compelling benefits for our customers which will lead to further improvements to reliability.

Q3. Why is this happening now?

A3. Pepco Holdings has made tremendous progress over the past few years and this offer is a reflection of the attractiveness of our business.

Q4 Will there be any layoffs? Will I have a job? When will I know?

A4. For the vast majority of employees, it will be business as usual, even after the completion of the combination there will be very little if any change in your day-to-day job. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees would be provided with an appropriate severance package based on years of service to the company. In the coming weeks, we will be talking to all employees to explain details that we know will be important to you.

Q5. Will the Company’s name change?

A5. There are no plans to change the utility names at this time, but the Pepco Holding company will no longer exist.

Q6. Will there be any changes to salary and benefits?

A6. Exelon offers an attractive compensation and benefits program and has committed to provide current employees (and retirees) of Atlantic City Electric, Delmarva Power and Pepco a compensation and benefits program that is at least as favorable overall as the program employees received prior to the transaction.

Q7. Will I get a severance and other benefits if I lose my job because of the transaction?

A7. Exelon has committed to no involuntary merger-related job losses at the utilities for two years following closing. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees would be provided with an appropriate severance package based on years of service to the company. In the coming weeks, we will be talking to all employees to explain details that we know will be important to you.

Q8. Will the new company change my benefits?

A8. Exelon offers an attractive compensation and benefits program and has committed to provide current employees (and retirees) of Atlantic City Electric, Delmarva Power and Pepco a compensation and benefits program that is at least as favorable overall as the program employees received prior to the transaction.

Q9. What happens to my company stock that is in my 401-k?

A9. It will be sold as part of this transaction, and the proceeds from the sale will be part of your 401-K.

Q10. What happens to my years of service regarding the pension?

A10. Federal law protects any benefit earned in the pension plan until that plan is formally changed, so, years of service already accrued in the Plan will be used in calculating your benefit.

Pension benefits are protected by law and cannot be altered or eliminated once earned. The law does not afford similar protections regarding other retiree benefits, such as retiree medical or life, which can be altered or eliminated. Retiree benefits will remain in effect while the regulatory approval process is taking place. After closing, Exelon will determine what, if any, changes will be made to the retiree benefits. The transaction will not affect the Company’s obligations under its labor agreements, which will remain in full force and effect before and after the transaction.

Q11. What happens to my deferred compensation?

A11. You will receive deferred compensation as it becomes vested.

Q12. What happens if I’m a contractor?

A12. Needs for contractors may change in the coming months. In the long term Exelon and the utilities will determine what our workforce needs will be.

Q13. Will bonuses be paid out?

A13. We expect there to be payouts under the program. However, the criteria for payout will be reviewed and adjusted by the Board of Directors.

Q14. What happens to Energize Results?

A14. The Energize Results program will be suspended at this time and we will reassess in the coming months. We appreciate the energy all employees have put into the program and hope you will continue in the spirit of Energize Results.

*****

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.